EXHIBIT 99.1
EasyLink Services International Corporation Announces Fiscal First Quarter 2010 Financial Results
Reports revenue of $20.5 million, earnings per share of $.04 and increases guidance to an estimated
$.27 to $.32 per share for fiscal 2010.
Norcross, GA, December 3, 2009 — EasyLink Services International Corporation (“EasyLink” or the “Company”) (NASDAQ: ESIC) a global provider of business-to-business messaging services reported fiscal first quarter 2010 revenue of approximately $20.5 million, operating income of approximately $2.1 million, net income of approximately $1.4 million or $.04 per share, and adjusted earnings before income taxes, depreciation and amortization (“EBITDA”) of approximately $4.7 million.
“Our first quarter results clearly demonstrate the impact of our financial improvement over the last year,” said Tom Stallings, CEO of EasyLink. “The refinancing of our debt has eliminated the complexity of our financial reporting and our financial results now show the strength of our underlying business operations. We have also seen marginal improvements in the general economy and continue to enjoy the impact of our prior cost cutting initiatives.”
Financial Review
“The impact of the global economic slowdown did not affect our business materially until the second quarter of fiscal 2009 making first quarter-to-quarter comparisons challenging,” said Glen Shipley, CFO of EasyLink. “However, the refinancing of our debt in the last quarter of fiscal 2009 eliminated much of the unpredictability in the reporting of our financial results going forward. Gone are the volatile non-cash costs of our convertible debt and its associated beneficial conversion feature. We look forward to again emphasizing earnings per share as a measure of our Company’s success”.
Revenue for the first quarter of fiscal 2010 was $20.5 million compared to $22.8 million in the first quarter of fiscal 2009. On Demand Messaging revenue in the first quarter of fiscal 2010 was $9.9 million compared to $11.2 million in the first quarter of fiscal 2009. Supply Chain Messaging revenue was $10.6 million in the first quarter of fiscal 2010 compared to $11.6 million in the first quarter of fiscal 2009. Gross margin for the first quarter of fiscal 2010 was 70.3% compared to 70.5% in the first quarter of fiscal 2009.
Net income in the first quarter of fiscal 2010 was $1.4 million or $.04 per basic and diluted share compared to a net loss of $4.3 million or $.18 per basic and diluted share in the first quarter of fiscal 2009.
Adjusted EBITDA for the first quarter of fiscal 2010 was approximately $4.7 million compared to $3.7 million in the first quarter of fiscal 2009. EasyLink provides adjusted EBITDA in this press release as additional information of its operating results. This measure is not in accordance with, or an alternative for, generally accepted accounting principles (“GAAP”) and may be different from non-GAAP EBITDA measures used by other companies. EasyLink believes that this presentation of adjusted EBITDA facilitates investors’ understanding of its historical operating trends, because it provides an important supplemental measurement in evaluating the operating results of our business. A reconciliation of adjusted EBITDA to net income is set forth below. This press release should be read in conjunction with the Company’s Form 8-K earnings release filed with the Securities and Exchange Commission for the fiscal quarter ended October 31, 2009.

“The Company continues to generate strong cash flow reporting approximately $4.3 million in cash from operations in the first fiscal quarter of 2010 as compared to $1.2 million in cash used in operations in the first quarter of fiscal 2009,” said Mr. Shipley. “Our cash balance at October 31, 2009 was approximately $14.9 million and our outstanding debt was approximately $27.1 million.”
Financial Outlook
“Based on our performance in the first quarter, we are raising our earnings per share guidance for fiscal 2010 from $.25 – $.30 per basic and diluted share to $.27 – $.32 per basic and diluted share,” said Mr. Stallings. “We are reiterating our revenue and adjusted EBITDA guidance for fiscal 2010 which we previously stated to be in the low-to-mid $80 million range with adjusted EBITDA of approximately $20 million.”
Investor Conference Call
The Company plans to hold a conference call on Friday, December 4, 2009 at 8:45 am EDT to discuss the first quarter fiscal 2010 results in detail.
To participate in the conference call, callers should dial 1-888-599-8667 or 913-313-1456. Please plan to dial in 5-10 minutes before the start of the call to facilitate a timely connection.
Forward-Looking and Cautionary Statements
Except for the historical information and discussion contained herein, statements contained in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those indicated by such forward-looking statements. These and other risk factors are set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K, the Company’s quarterly reports on Form 10-Q and the Company’s other filings with the Securities and Exchange Commission. These filings are available on a website maintained by the Securities and Exchange Commission at www.sec.gov.
The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein as a result of new information, future events or otherwise.
About EasyLink Services International Corporation
EasyLink Services International Corporation (“EasyLink”) (NASDAQ: ESIC) offers a comprehensive portfolio of “any to any” business messaging and transaction services that can bridge the most challenging technology gaps while creating significant cost efficiencies across an organization. From Desktop Fax and Production Messaging to EDI, Managed File Transfer, Document Capture and Management, and Telex, we help companies drive costs out of their operations. For more than two decades, we have had a proven track record of providing effective, reliable and secure communications. We continue to advance our technology so that our customers can benefit from improved messaging solutions. For more information on EasyLink, visit www.easylink.com.

EASYLINK SERVICES INTERNATIONAL CORPORATION
Consolidated Statements of Operations
   (in thousands, except per share data)

	Three Months Ended
	October 31,
	2009	2008
	(unaudited)	(unaudited)

Service revenue	$20,498	$22,815

Cost of services	6,087	6,719

Gross Profit	14,411	16,096

Operating expenses:
Product development and enhancement	1,859	2,122
Selling and marketing	3,269	3,566
General and administrative	7,223	9,358

Operating income	2,060	1,050

Other income (expense):
Interest expense (net)	(486)	(4,988)
Other income (expense)	334	62

Income (loss) before income taxes	1,908	(3,876)

Provision for income taxes	544	457

Net income ( loss)	1,364	(4,333)

Dividends on preferred stock	(216)	(50)

Income (loss) attributable to common stockholders	$1,148	$(4,383)

Basic income (loss) per common share	$0.04	$(0.18)

Diluted income (loss) per common share	$0.04	$(0.18)

Weighted average number of common shares outstanding — basic	26,269	24,910

Weighted average number of common shares outstanding — diluted	29,416	24,910

EASYLINK SERVICES INTERNATIONAL CORPORATION
Consolidated Balance Sheets
   (in thousands)

	October 31,	July 31,
	2009 (unaudited)	2009
ASSETS
Current assets:
Cash and cash equivalents	$14,898	$10,972
Accounts receivable, net	11,972	11,509
Other current assets	3,095	3,836

Total current assets	29,965	26,317

Property and equipment, net	7,758	8,231
Goodwill and other intangible assets, net	54,901	56,248
Other long term assets	5,537	5,521

Total assets	$98,161	$96,317

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$10,510	$9,689
Current portion of long term debt	12,038	9,496
Other current liabilities	1,756	1,847

Total current liabilities	24,304	21,032

Long term debt	15,110	17,512
Other liabilities	427	554

Total liabilities	39,841	39,098

Stockholders’ Equity:
Preferred stock	(a )	(a )
Common Stock	273	273
Additional paid-in capital	138,527	138,463
Treasury Stock	(2,122)	(2,122)
Accumulated other comprehensive loss	(4,725)	(4,442)
Accumulated deficit	(73,633)	(74,953)

Total stockholders’ equity	58,320	57,219

Total liabilities and stockholders’ equity	$98,161	$96,317

(a)	less than 1,000

EASYLINK SERVICES INTERNATIONAL CORPORATION
Calculation of Adjusted Earnings before Interest, Taxes, Depreciation and Amortization
(unaudited, includes non-cash compensation)
(in thousands)

	Three Months Ended October 31,
	2009	2008
Net income (loss)	$1,364	$(4,333)
Interest	494	5,117
Taxes	544	457
Depreciation and amortization	2,057	2,140
Non-cash compensation	236	330

Adjusted EBITDA	$4,695	$3,711